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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Level 3 Communications, Inc.:

        We consent to the incorporation by reference in the registration statements (Nos. 333-53914, 333-91899, 333-68887 and 333-71713) on Forms S-3 and the registration statements (Nos. 333-79533, 333-42465, 333-68447, 333-58691 and 333-52697) on Forms S-8 of Level 3 Communications, Inc. and subsidiaries of our report dated March 1, 2004, with respect to the consolidated balance sheets of Level 3 Communications, Inc. and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations, cash flows, changes in stockholders' equity (deficit), and comprehensive loss for the years then ended, which report appears in the December 31, 2003 annual report on Form 10-K of Level 3 Communications, Inc. and subsidiaries.

        Our report refers to a change in the method of accounting for goodwill effective January 1, 2002, upon adoption of Statement of Financial Accounting Standards No. 142, and a change in the method of accounting for asset retirement obligations on January 1, 2003, upon adoption of Statement of Financial Accounting Standards No. 143.

/s/ KPMG LLP

Denver, Colorado
March 12, 2004

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INDEPENDENT AUDITORS' CONSENT